Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-1) and related Prospectus of Aspen Insurance Holdings Limited for the registration of ordinary shares, and to the inclusion therein of our report dated April 20, 2023, with respect to the consolidated financial statements of Aspen Insurance Holdings Limited, included in the Registration Statement and related Prospectus.
/s/ Ernst & Young LLP
London, United Kingdom
December 20, 2023